EXHIBIT 3.(i)

                      ARTICLES OF INCORPORATION

                                 OF

              Mortgage Professionals Lead Source, Inc.


      The  undersigned natural person, who is more than eighteen (18)

years  of age, hereby establishes a business corporation pursuant  to the  laws of the State of Utah  and adopts the following Articles  of

Incorporation:

                              ARTICLE I

                      Corporate Name and Office

      The  name  of  the  corporation is Mortgage Professionals  Lead

Source, Inc.  The initial office address for the corporation shall be

3406 South Highland Drive, Salt Lake City, Utah 84106.

                             ARTICLE II

                              Duration

     The corporation shall have perpetual existence.

                             ARTICLE III

                              Purposes

      The  initial specific purposes of the corporation shall be  the development  and  acquisition through marketing  efforts  of  various financing commitments such as mortgages and refinancings and  related undertakings for placement and resales.  The corporation may  conduct the foregoing specific enterprise, and any other business activities,

in any jurisdiction or location where it is authorized to conduct any designated  business activity by its Board of Directors  to  include,

though not limited to:

      3.1   Enter  into  any lawful arrangement for sharing  profits,

union of interest, reciprocal association or cooperative associations

with   any   corporation,  association,  limited  liability  company,

partnership,  individual, or other legal entity for carrying  on  any business;  or  to  enter into any general or limited  partnership  or joint venture for the carrying on of any business.

      3.2   To  enter  into  any lawful merger, consolidation,  asset

acquisition or sale, or related transaction.  To borrow or lend money and to issue securities, or engage in other security transactions for its business purposes.

                             ARTICLE IV

                               Powers

      In  furtherance of the foregoing purposes the corporation shall have, and may exercise, all of the rights, powers and privileges  now or  hereafter conferred upon a corporation by any state where  it  is authorized  to  conduct business.  In addition, it may do  everything necessary, suitable, or proper for the accomplishment of any  of  its corporate purposes.

                              ARTICLE V

                    Authorized Shares and Voting

      The  corporation  shall have one class  of  stock  being  Fifty

Million  (50,000,000)  shares  of  common,  voting  stock  having  no designated  par value.  All shares of stock shall be  issued  by  the corporation  for  cash,  tangible or  intangible  property,  services actually performed, notes or other interests having actual value,  at a  rate of consideration as may be affixed, from time to time, by the

Board  of Directors.  Fully paid stock of this corporation shall  not be liable to any call and is nonassessable.  There are no pre-emptive rights  provision adopted by these Articles; though the  By-Laws  may contain  provisions for adopting pre-emptive rights by the  Board  of

Directors or the shareholders without amendment to these Articles, so far as permissible under Utah law.  Each common shareholder of record shall  have one vote for each share of stock standing in his, her  or its name on the books of the corporation; provided that the Board  of

Directors  may subsequently adopt standard provisions for  cumulative voting  without  amendment to these Articles, so far  as  permissible under Utah law.  At all meetings of the shareholders, the majority of the  common  shares entitled to vote at such meeting, represented  in person or by proxy, shall constitute a quorum.

                             ARTICLE VI

                     Registered Agent and Office

      The  name  of the registered agent for the corporation  is  Mr.

Michael  Christensen at 764 East 8230 South, Sandy, Utah 84094.   The

knowledgeable consent of the registered agent to such appointment  is evidenced by his signature at the end of this document.

                             ARTICLE VII

                          Internal Affairs

      Provisions  for the regulation of the internal affairs  of  the corporation  are  to be determined as set forth  in  the  By-Laws  as adopted  by  the  initial  Board  of Directors  of  the  Corporation.

Thereafter,  the By-Laws may be adopted, amended, or  repealed  by  a majority  vote  of  the  Board of Directors or  shareholders  of  the

Corporation; except as to any action provided for in these  Articles,

the  By-Laws  or  by  statute,  if any, specifying  a  higher  voting requirement as to that provision.

                            ARTICLE VIII

                              Directors

      The initial Board of Directors shall consist of three (3) individuals identified below. These initial Directors are:

                                   1.   Mr. Gregory Willits
                                        959 East Akers Way
                                        Sandy, Utah 84094

                                   2.   Mr.   Michael Christensen
						    764  East 8230 South
                                        Sandy, Utah 84094

                                   3.   Mr. D. Kearney Hoggan
                                        5012 Cottonwood Lane
                                        Salt Lake City, Utah 84117

      The  number and term of Directors shall be subsequently set-out in the By-Laws provided that

there shall not be less than three directors.

                             ARTICLE IX

                   Limited Liability of Directors

     To the fullest extent permitted by the Utah Business Corporation

Act,  as the same exists or may hereafter be amended, no director  of the  corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty  as  a director,  except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts

or   omissions  not  in  good  faith  or  which  involve  intentional misconduct  or  a knowing violation of law, (iii) for  actions  under

Section  16-10-44 of the Utah Business Corporation Act, or  successor provision, or (iv) for any transaction from which a director  derived an improper benefit.

                              ARTICLE X

                       Meeting of Shareholders

      At  any  meeting of the shareholders, a majority of the  shares entitled to vote, represented in person or by proxy, shall constitute a  quorum, unless these Articles are hereafter amended to provide for

different classes of stock with variable quorum requirements.   If  a

quorum  is present, the affirmative vote of a majority of the  shares represented at the meeting and entitled to vote on the subject matter shall  be  the act of the shareholders; unless the vote of a  greater number is required by law, or by amendment to these Articles.











                             ARTICLE XI

                            Incorporators

     The name and address of the incorporator is as follows:

                       Mr. Michael Christensen
                         764 East 8236 South
                          Sandy, Utah 84094

          DONE this          day of February, 2001.


                              INCORPORATOR & REGISTERED AGENT:




                                    Mr. Michael Christensen
Incorporator & Registered Agent



STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )

      I  hereby  certify that on the          day of February,  2001,
personally appeared before me, a Notary Public, Mr. Michael Christensen who being by me first duly sworn, declared that he is the persons who signed the foregoing document as the Incorporator and that the statements therein contained are true.



                                   NOTARY PUBLIC